Exhibit 99.1

RADIANT SYSTEMS, INC. ANNOUNCES PROPOSED PUBLIC OFFERING OF 4,693,848 SHARES OF COMMON STOCK

The Company Expects to Use Net Proceeds To Strengthen Balance Sheet and Invest In Continued Growth, Including Potential Acquisitions

ATLANTA—(BUSINESS WIRE)—September 7, 2010—Radiant Systems, Inc. (Nasdaq: RADS), announced today that it and certain of its shareholders intend to offer 4,693,848 shares of its common stock in an underwritten registered public offering. Of the total offering amount, Radiant intends to offer 3,500,000 shares with the remaining 1,193,848 shares being offered by certain selling shareholders. Jefferies & Company, Inc. and SunTrust Robinson Humphrey, Inc. are acting as joint book-running managers in the offering. The co-lead manager in the offering is Raymond James & Associates, Inc. Needham & Company, LLC, Wedbush Securities Inc. and Northland Securities, Inc. are acting as co-managers in the offering.

Radiant and certain of the selling shareholders expect to grant the underwriters an option to purchase up to an additional 704,077 shares of common stock to cover overallotments of shares, if any. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Radiant intends to use the net proceeds of the offering to pay down the outstanding balance under the revolving portion of its credit facility, to fund working capital requirements and for general corporate purposes, including potential acquisitions.

The securities described above are being offered by Radiant pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”) which was declared effective by the SEC on November 4, 2009. A preliminary prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s web site at http://www.sec.gov. Copies of the preliminary prospectus supplement relating to these securities may be obtained from Jefferies & Company, Inc., Attention: Syndicate Prospectus Department, 520 Madison Avenue, New York, NY, 10022 and at (888) 449-2342, or SunTrust Robinson Humphrey, Inc., Attention: Prospectus Department, 3333 Peachtree Road, NE, Atlanta, Georgia 30326 and at (404) 926-5744 or prospectus@rhco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sales of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction.

About Radiant Systems, Inc.

Headquartered in Atlanta, Radiant Systems, Inc. (Nasdaq: RADS) is a global provider of innovative technology to the hospitality and retail industries. With more than 100,000 installations worldwide, our customers include leading brands and venues in the restaurant and food service, sports and entertainment, petroleum and convenience, and specialty retail markets. Radiant has offices in North America, Europe, Asia and Australia.

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to expectations regarding the completion, timing and size of its proposed public offering, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, as well as risks and uncertainties associated with Radiant’s business and finances in general and other factors discussed in detail in Radiant’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements.